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       EXHIBIT (3)(a)(2) -- AMENDMENT TO CHARTER DATED FEBRUARY 7, 1997


                     ARTICLES OF AMENDMENT TO THE CHARTER
                                      OF
                        VOLUNTEER CAPITAL CORPORATION

        Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment (the "Articles of Amendment") to its Charter (the "Charter"):

        1. Name of Corporation. The name of the corporation is Volunteer Capital Corporation.

        2. Section 1 of the Charter is hereby deleted in its entirety and replaced with the following:

               "1.  The name of the corporation is J. Alexander's Corporation."

        3. Adoption. These Articles of Amendment were duly adopted by the Board of Directors and the shareholders of the corporation.

        4. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

Dated: February 7, 1997.


                                          VOLUNTEER CAPITAL CORPORATION


                                          By: /s/ R. Gregory Lewis
                                              --------------------------
                                              R. Gregory Lewis
                                              Secretary